Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of FlowStone Opportunity Fund of our report dated December 6, 2019, relating to the financial statements of FlowStone Opportunity Fund, which appears in such Registration Statement.  We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm; Legal Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 17, 2020